EXHIBIT INDEX

EXHIBIT A: Attachment to item 77C:
           Submission of matters to a vote of security holders

EXHIBIT B: Attachment to item 77D:
           Policies with respect to security investments

EXHIBIT C: Attachment to item 77O:
           Transactions effected pursuant to Rule 10f-3

EXHIBIT D: Attachment to item 77Q1:
           Exhibits

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EXHIBIT A:
Item 77C

I. A Special Meeting of the Shareholders of the
ASAF Janus Small-Cap Growth Fund (formerly, the
ASAF Founders Small Capitalization Fund) of the
Registrant was held on February 25, 1999 for the following purpose:

To approve or disapprove a new Sub-
Advisory agreement between American Skandia
Investment Services, Incorporated and Janus
Capital Corporation regarding investment advice to the ASAF Janus Small-Cap Growth
Fund.

With regard to the resolution approving
the Sub-Advisory Agreement between American
Skandia Investment Services, Incorporated and
Janus Capital Corporation regarding investment advice to the ASAF Janus Small-Cap Growth
Fund:

719,753.203     shares were voted for,

  4,712.705     shares were voted against, and

 33,629.377     shares abstained.

II. A Special Meeting of the Shareholders of the
ASAF Oppenheimer Large-Cap Growth Fund (formerly, the ASAF Robertson Stephens Value + Growth Fund) of the Registrant was held on February 25, 1999 for the following purpose:

To approve or disapprove a new Sub-
Advisory agreement between American Skandia
Investment Services, Incorporated and
OppenheimerFunds, Inc. regarding investment advice to the ASAF Robertson Stephens Value +
Growth Fund.

With regard to the resolution approving
the Sub-Advisory Agreement between American
Skandia Investment Services, Incorporated and
OppenheimerFunds, Inc. regarding investment advice to the ASAF Oppenheimer Large-Cap
Growth Fund:

1,108,540.599    shares were voted for,

    1,518.185    shares were voted against, and

   52,996.270    shares abstained.

III. A Special Meeting of the Shareholders of the
ASAF Marsico Capital Growth Fund of the Registrant was held on February 5, 1999 for the following purpose:

To approve or disapprove a new Sub-
Advisory agreement between American Skandia
Investment Services, Incorporated and Marsico
Capital Management, LLC regarding investment advice to the ASAF Marsico Capital Growth
Fund.

With regard to the resolution approving
the Sub-Advisory Agreement between American
Skandia Investment Services, Incorporated and
Marsico Capital Management, LLC regarding investment advice to the ASAF Marsico Capital
Growth Fund:

4,331,399.783     shares were voted for,

   13,357.738     shares were voted against,and

   94,650.315     shares abstained.



EXHIBIT B:
Item 77D

	A number of changes to the investment policies of the Registrant's various Funds, including the deletion of certain percentage limitations on particular types of investments made by the Funds, were made in connection with the simplification of the Registrant's prospectus as required by amended
Form N-1A. These changes generally were not intended to result in any change to the actual management of the Funds. In addition, in connection with a change in portfolio managers for the Fund, the investment policies of the ASAF
American Century Strategic Balanced Fund of the
Registrant were revised to reflect the management of the equity portion of the Fund under a more quantitative approach than was utilized by the previous managers. The current investment policies of the Registrant's Funds are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 6 to the Registrant's registration statement filed on
February 26, 1999.



EXHIBIT C:
Item 77O

	On November 10, 1998, the ASAF Neuberger
Berman Mid-Cap Value Fund of the Registrant purchased 3,000 shares of Fox Entertainment Group,
Inc. Class A stock from Merrill Lynch, Pierce,
Fenner & Smith Incorporated in an underwritten offering of 124,800,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $22.50 per share.

Also on November 10, 1998, the ASAF Marsico
Capital Growth Fund of the Registrant purchased
64,000 shares of Fox Entertainment Group, Inc.
Class A stock from Merrill Lynch, Pierce, Fenner &
Smith Incorporated in an underwritten offering of 124,800,000 shares of such stock in which NationsBanc Montgomery Securities LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $22.50 per share.

	On November 9, 1998, the ASAF American Century
Strategic Balanced Fund purchased $100,000 par value of Toyota Motor Credit Corporation's corporate obligations from Morgan Stanley in an underwritten offering of $1,000,000,000 in which J.P. Morgan Securities, Inc., an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. In addition to Morgan Stanley and J.P.
Morgan Securities, Inc., the underwriting syndicate also consisted of Warburg Dillon Read, Nomura Securities, Barclays Capital, Credit Suisse
First Boston, ING Barings, Lehman, Smith Barney,
Bear, Stearns, Goldman, J. P. Morgan, and Merrill
Lynch, Pierce, Fenner & Smith Incorporated.  The
Fund purchased the security at the public offering price.

	Information provided by the Funds' Investment
Manager to the Registrant's Board of Directors prior to and at the April 21, 1999 meeting of the Board of Directors contained information regarding these transactions through which the Board could make the determination required by paragraph
(h)(3) of rule 10f-3 under the Investment Company
Act. The information in the Investment Manager's report in turn was based on reports provided to the Investment Manager by the Funds' Sub-advisors.



EXHIBIT D:
Item 77 Q. 1

Articles Supplementary of Registrant dated
December 18, 1998 is incorporated by reference to Exhibit (a)(6) of Post-Effective Amendment No. 5 to the Registrant's Registration Statement filed on December 31, 1998.

The Investment Management Agreement between the
Registrant and American Skandia Investment
Services, Incorporated with respect to the ASAF
Janus Small-Cap Growth Fund is incorporated by reference to Exhibit (d)(3) of Post-Effective
Amendment No. 5 to the Registrant's Registration
Statement filed on December 31, 1998.

The Investment Management Agreement between the
Registrant and American Skandia Investment
Services, Incorporated with respect to the ASAF
Oppenheimer Large-Cap Growth Fund is incorporated by reference to Exhibit (d)(7) of Post-Effective
Amendment No. 5 to the Registrant's Registration
Statement filed on December 31, 1998.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and
Janus Capital Corporation with respect to the ASAF
Janus Small-Cap Growth Fund is incorporated by reference to Exhibit (d)(14) of Post-Effective
Amendment No. 5 to the Registrant's Registration
Statement filed on December 31, 1998.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and
OppenheimerFunds, Inc. with respect to the ASAF
Oppenheimer Large-Cap Growth Fund is incorporated by reference to Exhibit (d)(18) of Post-Effective
Amendment No. 6 to the Registrant's Registration
Statement filed on February 6, 1999.

The Sub-advisory Agreement between the American
Skandia Investment Services, Incorporated and
Marsico Capital Management, LLC with respect to the ASAF Capital Growth Fund is attached to this filing.(below)




   AMERICAN SKANDIA ADVISOR FUNDS, INC.
        SUB-ADVISORY AGREEMENT


THIS AGREEMENT is between American Skandia
Investment Services, Incorporated (the "Investment
Manager") and Marsico Capital Management, LLC
(the "Sub-Adviser").

W I T N E S S E T H

WHEREAS, American Skandia Advisor Funds, Inc. (the
"Company") is a Maryland corporation organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS, the Investment Manager and the Sub-
Adviser each is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Board of Directors of the Company
(the "Directors") have engaged the Investment
Manager to act as investment manager for the ASAF
Marsico Capital Growth Fund (the "Fund"), one series of the Company, under the terms of a management agreement, dated August 19, 1998, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement, wishes to engage the Sub-Adviser, and the Directors have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the
Sub-Adviser agree as follows:

1.	Investment Services.  The Sub-Adviser will
formulate and implement a continuous investment program for the Fund conforming to the investment objective, investment policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional Information of the Company as in effect from time to time (together, the "Registration Statement"), the Articles of
Incorporation and By-laws of the Company, and any investment guidelines or other instructions received by the Sub-Adviser in writing from the Investment Manager from time to time. Any amendments to the foregoing documents will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The appropriate officers and employees of the Sub-
Adviser will be available to consult with the Investment Manager, the Company and the Directors at reasonable times and upon reasonable notice concerning the business of the Company, including valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

	Subject to the supervision and control of the Investment Manager, which in turn is subject to the supervision and control of the Directors, the Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement, will place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. Custody of the Fund will be maintained by a custodian bank
(the "Custodian") and the Investment Manager will authorize the Custodian to honor orders and instructions by employees of the Sub-Adviser designated by the Sub-Adviser to settle transactions in respect of the Fund. No assets may be withdrawn from the Fund other than for settlement of transactions on behalf of the Fund except upon the written authorization of appropriate officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

	The Sub-Adviser will not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund except as specifically provided herein, as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment
Manager, the Fund or the Fund's shareholders the information required to be provided by the Sub-
Adviser hereunder. Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

	In furnishing the services under this
Agreement, the Sub-Adviser will comply with and use its best efforts to enable the Fund to conform to the requirements of: (i) the ICA and the regulations promulgated thereunder; (ii)
Subchapter M of the Internal Revenue Code and the regulations promulgated thereunder; (iii) other applicable provisions of state or federal law;
(iv) the Articles of Incorporation and By-laws of the Company; (v) policies and determinations of the Company and the Investment Manager provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental investment policies and restrictions applicable to the Fund, as set out in the Registration Statement of the Company in effect, or as such investment policies and restrictions from time to time may be amended by the Fund's shareholders or the Directors and communicated to the Sub-Adviser in writing; (vii) the Registration Statement; and (viii) investment guidelines or other instructions received in writing from the Investment Manager.
Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Investment Manager or its authorized agents is required to enable the Sub-
Adviser to monitor compliance with such
limitations or restrictions unless such
information is provided to the Sub-adviser in writing. The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Fund.

	Nothing in this Agreement shall be implied to prevent the Investment Manager from engaging other sub-advisers to provide investment advice and other services to the Fund or to series or portfolios of the Company for which the Sub-
Adviser does not provide such services, or to prevent the Investment Manager from providing such services itself in relation to the Fund or such other series or portfolios.

	The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13-G and Form
13-F on behalf of the Fund. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed in writing.

2.	Investment Advisory Facilities.  The Sub-
Adviser, at its expense, will furnish all necessary investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.	Execution of Fund Transactions.  In connection
with the investment and reinvestment of the assets of the Fund, the Sub-Adviser is responsible for the selection of broker-dealers to execute purchase and sale transactions for the Fund in conformity with the policy regarding brokerage as set forth in the Registration Statement, or as the Directors may determine from time to time, as well as the negotiation of brokerage commission rates with such executing broker-dealers. Generally, the Sub-Adviser's primary consideration in placing
Fund investment transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

	Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Subject to such policies and procedures as the Directors may determine, the Sub-Adviser shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section
28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-
Adviser's overall responsibilities with respect to the Fund and other accounts as to which the Sub-
Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934
Act).  Allocation of orders placed by the Sub-
Adviser on behalf of the Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-
Adviser will submit reports on such allocations to the Investment Manager regularly as requested by the Investment Manager, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

	Subject to the foregoing provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares of the Fund, or may consider recommendations of the Investment Manager that takes such sales into account, as factors in the selection of broker-dealers to effect the Fund's investment transactions. Notwithstanding the above, nothing shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.	Reports by the Sub-Adviser.  The Sub-Adviser
shall furnish the Investment Manager monthly, quarterly and annual reports, in such form as may be mutually agreed to by the parties hereto, concerning transactions and performance of the Fund, including information required in the Registration Statement or information necessary for the Investment Manager to review the Fund or discuss the management of it. The Sub-Adviser shall permit the books and records maintained with respect to the Fund to be inspected and audited by the Company, the Investment Manager or their respective agents at all reasonable times during normal business hours upon reasonable notice. The
Sub-Adviser shall immediately notify both the Investment Manager and the Company of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Investment
Manager, the Fund or the Company. The Sub-Adviser shall promptly notify the Investment Manager of any changes in any information regarding the Sub-
Adviser or the investment program for the Fund as described in the Registration Statement.

5.	Compensation of the Sub-Adviser.   The amount
of the compensation to the Sub-Adviser is computed at an annual rate. The fee shall be payable monthly in arrears, based on the average daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

	In computing the fee to be paid to the Sub-
Adviser, the net asset value of the Fund shall be valued as set forth in the Registration Statement.
If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

	The Investment Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses for the services to be provided pursuant to this Agreement and will not be obligated to pay any expenses of the Investment
Manager, the Fund or the Company. Except as otherwise specifically provided herein, the
Investment Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-
Adviser.

6.	Delivery of Documents to the Sub-Adviser.  The
Investment Manager has furnished the Sub-Adviser with true, correct and complete copies of each of the following documents:

(a)	The Articles of Incorporation of the
Company, as in effect on the date hereof;

(b)	The By-laws of the Company, as in effect
on the date hereof;

(c)	The resolutions of the Directors approving
the engagement of the Sub-Adviser as
portfolio manager of the Fund and
approving the form of this Agreement;

(d)	The resolutions of the Directors selecting
the Investment Manager as investment
manager to the Fund and approving the form of the Management Agreement;

(e)	The Management Agreement;

(f)	The Code of Ethics of the Company and of
the Investment Manager, as in effect on
the date hereof;

(g)	The most recent Registration Statement;

(h)	The Investment Manager's Form ADV as filed
with the Securities and Exchange
Commission as of the date hereof; and

(i)	A list of companies the securities of
which are not to be bought or sold for the Fund.

	The Investment Manager will furnish the Sub-
Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items
(a) through (h) above will be provided within 30 days of the time such materials become available to the Investment Manager. Such amendments or supplements as to item (i) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-
Adviser until the Sub-Adviser's receipt thereof.
The Investment Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.	Delivery of Documents to the Investment
Manager. The Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

(a)	The Sub-Adviser's Form ADV as filed with
the Securities and Exchange Commission as of the date hereof;

(b)	The Sub-Adviser's most recent balance
sheet;

(c)	Separate lists of persons who the Sub-
Adviser wishes to have authorized to give written and/or oral instructions to
Custodians of Company assets for the Fund;
and

(d)	The Code of Ethics of the Sub-Adviser, as
in effect on the date hereof.

	The Sub-Adviser will furnish the Investment
Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements will be provided within 30 days of the time such materials become available to the Sub-Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment Manager until the Investment Manager's receipt thereof. The Sub-Adviser will provide additional information as the Investment Manager may reasonably request in connection with the Sub-
Adviser's performance of its duties under this Agreement.

8.	Confidential Treatment.  The parties hereto
understand that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Investment Manager, the Company or such persons the Investment Manager may designate in connection with the Fund. The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which may not be bought or sold for the Fund, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund.

9.	Representations of the Parties.  Each party
hereto hereby further represents and warrants to the other that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and (ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

	The Sub-Adviser further represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b) of the ICA. The Sub-Adviser shall be subject to such Code of Ethics, and shall not be subject to any other Code of Ethics, including the Investment Manager's Code of Ethics, unless specifically adopted by the Sub-Adviser.
The Investment Manager further represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the Investment
Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.	Liability.  In the absence of willful
misfeasance, bad faith, gross negligence or reckless disregard for its obligations hereunder, the Sub-Adviser shall not be liable to the Company, the Fund, the Fund's shareholders or the Investment Manager for any act or omission resulting in any loss suffered by the Company, the Fund, the Fund's shareholders or the Investment
Manager in connection with any service to be provided herein. The Federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

11.	Other Activities of the Sub-Adviser.  The
Investment Manager agrees that the Sub-Adviser and any of its partners or employees, and persons affiliated with the Sub-Adviser or with any such partner or employee, may render investment management or advisory services to other investors and institutions, and that such investors and institutions may own, purchase or sell, securities or other interests in property that are the same as, similar to, or different from those which are selected for purchase, holding or sale for the Fund. The Investment Manager further acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to investments in securities or other interests in property that are the same as, similar to, or different from those selected for purchase, holding or sale for the Fund. The Investment Manager understands that the
Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among the Sub-Adviser's clients over a period of time on a fair and equitable basis.
Nothing in this Agreement shall impose upon the Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Fund any security which the Sub-Adviser, its partners, affiliates or employees may purchase or sell for the Sub-Adviser or such partner's, affiliate's or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise, or (ii) to abstain from the purchase or sale of any security for the Sub-
Adviser's other clients, advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(i) of this Agreement.

12.	Continuance and Termination.  This Agreement
shall remain in full force and effect for one year from the date hereof, and is renewable annually thereafter by specific approval of the Directors or by vote of a majority of the outstanding voting securities of the Fund. Any such renewal shall be approved by the vote of a majority of the Directors who are not interested persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Investment Manager or the Sub-Adviser upon 60 days written notice, and will automatically terminate in the event of (i) its "assignment" by either party to this Agreement, as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange
Commission by rule, regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.	Notification.  The Sub-Adviser will notify the
Investment Manager within a reasonable time of any change in the personnel of the Sub-Adviser with responsibility for making investment decisions in relation to the Fund (the "Portfolio Manager(s)") or who have been authorized to give instructions to the Custodian. The Sub-adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Investment Manager, the Fund or the Company to amend or supplement the Company's prospectus to reflect a change in Portfolio Manager(s) or otherwise to comply with the ICA, the Securities Act of 1933, as amended
(the "1933 Act") or any other applicable statute, law, rule or regulation, as a result of such change; provided, however, that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio Manager(s) reflects the termination of employment of the Portfolio Manager(s) with the Sub-Adviser and its affiliates or is the result of a request by the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control.

	Any notice, instruction or other communication required or contemplated by this Agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:
 American Skandia Investment Services, Incorporated
 One Corporate Drive
 Shelton, Connecticut  06484
 Attention:  John Birch
 Senior Vice President & Chief Operating Officer

Sub-Adviser:
 Marsico Capital Management, LLC
 1200 17th Street
 Suite 1300
 Denver, Colorado 80202
 Attention: Barbara Japha, Esq.

Company:
 American Skandia Advisor Funds, Inc.
 One Corporate Drive
 Shelton, Connecticut 06484
 Attention: Eric C. Freed, Esq.

14.	Indemnification.  The Sub-Adviser agrees to
indemnify and hold harmless the Investment
Manager, any affiliated person within the meaning of Section 2(a)(3) of the ICA ("affiliated person") of the Investment Manager and each person, if any who, within the meaning of Section
15 of the 1933 Act, controls ("controlling person") the Investment Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Manager or such affiliated person or controlling person of the Investment Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation at common law or otherwise, arising out of the Sub-Adviser's responsibilities hereunder (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Investment
Manager, the Fund, the Company or any affiliated person of the Investment Manager, the Fund or the Company or upon verbal information confirmed by the Sub-Adviser in writing, or (3) to the extent of, and as a result of, the failure of the Sub-
Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the ICA; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Investment Manager or any affiliated person or controlling person of the Investment Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

	The Investment Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person of the Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Investment Manager's responsibilities as investment manager of the Fund
(1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Investment Manager, any of the Investment
Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, including any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser or other than upon verbal information confirmed by the Sub-
Adviser in writing; provided, however, that in no case is the Investment Manager's indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Investment Manager's indemnification obligations under this Section 14 will extend to expenses and costs (including reasonable attorneys fees) incurred by the Sub-
Adviser as a result of any litigation brought by the Investment Manager alleging the Sub-Adviser's failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.	Conflict of Laws.  The provisions of this
Agreement shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.	Amendments, Waivers, etc.  Provisions of this
Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.	Governing State Law.  This Agreement is made
under, and shall be governed by and construed in accordance with, the laws of the State of Connecticut.

18.	Severability.  Each provision of this
Agreement is intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.


The effective date of this agreement is February
8, 1999.

FOR THE INVESTMENT MANAGER:   FOR THE SUB-ADVISER:



______________________       ____________________
John Birch
Vice President
& Chief Operating Officer


Date:_________________       Date:  _____________


Attest:_______________       Attest:_____________